Exhibit 99.1

EXECUTION COPY

COMPROMISE AND SETTLEMENT AGREEMENT

This Compromise and Settlement Agreement, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein (this “Agreement”) is made this 26th day of July, 2019, by and between SPAR Business Services, Inc., a Nevada corporation formerly known as SPAR Marketing Services, Inc., debtor and debtor-in-possession (“SBS”); SBS, LLC, a Nevada limited liability company “SBS LLC” and together with SBS, the “SBS Parties”); SPAR Marketing Force, Inc., a Nevada corporation (“SMF”); SPAR Assembly & Installation f/k/a SPAR National Assembly Services, Inc., a Nevada corporation (“SAI”); and SPAR Group, Inc., a Delaware corporation (“SGRP”, and collectively with SMF, SAI, the “SGRP Parties”). Each of the foregoing entities is a “Party”, and are collectively defined herein as the “Parties”. This Agreement is based on the following Recitals:

RECITALS

A.     SBS filed its voluntary petition in the United States Bankruptcy Court for the District of Nevada, commencing Case No. 18-16974-abl (the “Reorganization Case”) on November 23, 2018.

B.     The deadline for filling non-governmental proofs of claim was March 27, 2019.

C.     SGRP filed Proof of Claim No. 6 on March 18, 2019; Claim No. 9 on March 22, 2019; and Claim No. 10 on March 22, 2019 (collectively the “SGRP Proofs of Claim”).

D.     SMF filed Proof of Claim No. 4 on March 18, 2019, which was amended on March 22, 2019; and Claim No. 5 on March 18, 2019 (collectively the “SMF Proofs of Claim” and collectively with the SGRP Proofs of Claim, the “Proofs of Claim”).

E.     On June 7, 2019, SBS filed Debtor’s First Amended Chapter 11 Plan of Reorganization [ECF No. 162] with appendix and exhibits in the Reorganization Case (the “Plan").

F.     The Disclosure Statement to Accompany Debtor’s First Amended Chapter 11 Plan of Reorganization [ECF No. 163] (“the Disclosure Statement”) lists an alleged $300,000 receivable owed to SBS by SMF (the "A/R Claim").

G.     The final hearing to approve the Disclosure Statement and confirm the Plan are set for July 29, 2019 at 9 a.m. (“Confirmation Hearing”).

H.     SBS has asserted other claims against one or more of the SGRP Released Parties, as defined below ("Other Claims").

I.     The Parties desire to resolve their differences on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree, subject only to entry of the Approval Order (defined below) as follows in this Agreement:

1.     Required Bankruptcy Court Approval; Voting.

a.

Within one (1) business day following the date of the Parties’ execution and delivery of this Agreement (the “Execution Date”), SBS shall file an amendment to the Plan in the form attached as Exhibit 1 modifying the treatment of SGRP and SMF and incorporating the terms of this Agreement into the Plan (“Plan Amendment”) and (ii) SBS (with the support of SGRP) shall file a motion (“Settlement Motion”) with the Bankruptcy Court, in form reasonably acceptable to each of the Parties, seeking the entry of an order in the form attached as Exhibit 2 (“Approval Order”), approving this Agreement pursuant to section 105(a) of the Bankruptcy Code and Rule 9019 of the Federal Rules of Bankruptcy Procedure. The prosecution of the Settlement Motion and attainment of the Approval Order are independent from SBS efforts to have the Disclosure Statement approved and Plan confirmed at the Confirmation Hearing, except as otherwise expressly stated herein (regarding balloting, etc.)

b.

The SGRP Parties (i) will vote in favor the Plan, as amended by the Plan Amendment, (ii) will support the Plan, as amended by the Plan Amendment, (iii) will not oppose the Plan, as amended by the Plan Amendment, and (iv) will not support any plan in the Reorganization Case that does not incorporate the terms of this Agreement as the such plan’s treatment of the claims/Claims and Proofs of Claim with respect to the Parties.

c.

The SBS Parties (i) will support the Plan, as amended by the Plan Amendment, (ii) will not oppose the Plan, as amended by the Plan Amendment, and (iv) will not support any plan in the Reorganization Case that does not incorporate the terms of this Agreement as the such plan’s treatment of the claims/Claims and Proofs of Claim with respect to the Parties.

2.     Amendment of Plan Treatment to SGRP Claims. The Approval Order shall provide that the treatment of the Proofs of Claim pursuant to Section 3.3.6 of the Plan shall be amended to provide that the payments due to the SGRP parties under the Plan will be paid in twenty-four (24) equal monthly amounts starting January 2020, and without any interest.

3.     Mutual Releases. Subject to the entry of the Approval Order, the Parties each covenant and agree:

a)

Subject to the terms and provisions of this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the SBS Parties, for themselves and on behalf of each of the SBS Released Parties (defined below) to the greatest extent the SBS Parties may lawfully do so on their behalf, and their respective, successors, assigns and legal representatives (hereinafter collectively referred to as the “SBS Releasing Parties”) hereby irrevocably and unconditionally remise, release, and forever discharge the SGRP Parties and each of their holding companies, members, successors, predecessors, direct and indirect subsidiaries, past and present shareholders, officers, directors, agents, representatives, attorneys, employees, subsidiaries, successors, assigns and other representatives (hereinafter collectively referred to as the “SGRP Released Parties”) of and from all debts, demands, actions, causes of action, suits, accounts, contracts, agreements, and damages in any and all claims, counterclaims, demands, and liabilities whatsoever of every kind, nature, and description whatsoever, whether known or unknown, whether in law, equity or otherwise, whether based in tort, contract, or any other theory of recovery (including, but without limitation, claims for losses, expenses, reimbursements, taxes, withholdings, fines, lost profits, and any incidental, consequential, compensatory, and punitive damages) (collectively “SBS Parties’ Claims”), which the SBS Releasing Parties now have, or ever did have, or may every have against the SGRP Released Parties relating to or arising from any business or other activity of SBS (including any SBS Releasing Parties’ claims, including any claim brought against any SBS Releasing Party relating to or arising from the business or other activities of SBS) or any communications, discussions, services, and/or agreements relating to the same, from the beginning of the world until the date hereof, and any later Claims arising in respect of any circumstances occurring or existing (in whole or part) on or before the date hereof (collectively, the “SBS Released Matters”).

The foregoing release and waiver of claims shall be governed and construed in accordance with the laws of the State of Nevada. Each of the SBS Parties specifically represents that (i) it has executed this instrument of its own free will and intends to be bound by its terms; (ii) that it has read and understands the provisions of this release; (iii) that it voluntarily signs same for the purpose of making a full and final settlement of all SBS Parties’ Claims and causes of action against the SGRP Released Parties with respect to the SBS Released Matters; (iv) that it is the intention of such SBS Releasing Party that this release be a complete and total release of any and all SBS Parties’ Claims by such SBS Releasing Party relating to or arising from the SBS Released Matters notwithstanding any Party’s actual or alleged fault, misconduct, negligence, knowledge, acquiescence, participation, involvement, co or joint employer status, etc.; and (v) that it has reviewed same with counsel of its choosing, and that it is not relying upon any representation of law or fact set forth by any of the SGRP Released Parties or the SGRP Released Parties’ counsel.

SBS Released Matters include (without limitation) any SBS Parties’ Claims respecting any of the following:

(i)

Any alleged or other liability or obligation of any SGRP Released Party to any of the SBS Releasing Parties, including those for the A/R Claim (other than the Proven Unpaid AR (defined below)), the Other Claims and any and all other unpaid fees, expense reimbursements or other amounts;

(ii)	Any alleged or other liability or obligation of any of the SBS Releasing Parties to any authority or other third party;

(iii)

Any actual or alleged responsibility for any operations, actions or omissions, governance, management, finance, methods or business legal compliance or non-compliance of any of the SBS Releasing Parties (whether or not any SGRP Party is alleged to or may be a co- or joint employer);

(iv)

Any actual or alleged miss-classification of any independent contractor engaged or administered by any of the SBS Releasing Parties (whether or not any SGRP Party is alleged to or may be a co- or joint employer);

(v)	Any other actual or alleged legal compliance or non-compliance by any of the SBS Releasing Parties (whether or not the SGRP is alleged to or may be a co- or joint employer);

(vi)	Any claim or proceeding against, by or involving any of the SBS Releasing Parties;

(vii)	Any Claims or losses by any of the SBS Releasing Parties or sought from the SBS Releasing Parties or any other related party by any authority or other third party;

(viii)	Any actual or alleged legal compliance or non-compliance of any the SBS Releasing Parties;

(ix)	Any demand for collateral, premiums or other payments by Affinity Insurance Ltd (“Affinity”) or any creditor of any of the SBS Releasing Parties (including all Affinity Amounts (defined below));

(x)	Any Claim for fees, compensation, benefits or reimbursement by any of the SBS Releasing Parties; or

(xi)

Any Claim or related losses, expenses, reimbursements, taxes, withholdings, fines, lost profits, and any incidental, consequential, compensatory, and punitive damages of any of the SBS Releasing Parties relating to any of the foregoing;

For clarity, the SGRP Released Parties do not include any of the SBS Released Parties and the SBS Released Parties do not include any of the SGRP Released Parties.

Notwithstanding the above, the Proven Unpaid AR (defined below) is specifically excluded from the SBS Released Matters and is payable solely as and to the extent provided in subsection (c) of this Section 3 below in this Agreement.

b)

Subject to the terms and provisions of this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the SGRP Parties, for themselves and on behalf of each of the SGRP Released Parties to the greatest extent the SGRP Parties may lawfully do so on their behalf, and their respective, successors, assigns and legal representatives (hereinafter collectively referred to as the “SGRP Releasing Parties”) hereby irrevocably and unconditionally remise, release, and forever discharge the SBS Parties and each of their respective holding companies, members, successors, predecessors, direct and indirect subsidiaries past and present shareholders, officers, directors, agents, representatives, attorneys, employees, successors, assigns and other representatives (hereinafter collectively referred to as the “SBS Released Parties”) of and from all debts, demands, actions, causes of action, suits, accounts, contracts, agreements, and damages in any and all claims, counterclaims, demands, and liabilities whatsoever of every kind, nature, and description whatsoever, whether known or unknown, whether in law, equity or otherwise, whether based in tort, contract, or any other theory of recovery (including, but without limitation, claims for expenses, reimbursements, taxes, withholdings, fines, lost profits, and incidental, consequential, compensatory, and punitive damages), (“SGRP Parties’ Claims”), which the SGRP Releasing Parties now have, or ever did have, or may have, against the SBS Released Parties relating to or arising from any activity of SBS or any communications, discussions, services, and/or agreements relating to the same, from the beginning of the world until the date hereof , and any later Claims arising in respect of any circumstances occurring or existing (in whole or part) on or before the date hereof (collectively, the “SGRP Released Matters”).

The foregoing release and waiver of claims shall be governed and construed in accordance with the laws of the State of Nevada. Each of the SGRP Releasing Parties specifically represents that (i) it has executed this instrument of its own free will and intends to be bound by its terms; (ii) that it has read and understands the provisions of this release; (iii) that it voluntarily signs same for the purpose of making a full and final settlement of all SGRP Parties’ Claims and causes of action against the SBS Released Parties with respect to the SGRP Released Matters; (iv) that it is the intention of such SGRP Releasing Parties that this release be a complete and total release of any and all SGRP Parties’ Claims by such SGRP Releasing Party relating to or arising from the SGRP Released Matters notwithstanding any Party’s actual or alleged fault, misconduct, negligence, knowledge, acquiescence, participation, involvement, co or joint employer status, etc.; and (v) that it has reviewed same with counsel of its choosing, and that it is not relying upon any representation of law or fact set forth by any of the SBS Released Parties or the SBS Released Parties’ counsel.

Notwithstanding the above, the Proofs of Claim are specifically excluded from the SGRP Released Matters and the Approval Order shall allow the SGRP Proofs of Claim in the aggregate amount of $1,839,458.82 and the SMF Proofs of Claim in the aggregate amount of $391,800.94.

c)

With respect to the A/R Claim, the Parties have agreed to have Rehmann Robison independently determine: (i) whether SMF paid all amounts for allowable reimbursable expenses (net of all applicable credits) that were properly invoiced to SMF and the amounts of allowable reimbursable expenses that (x) were paid to vendors for expenses by SBS in 2018 for allowable reimbursable expenses (net of all applicable credits) and not paid to SBS by SMF and (z) should have been invoiced but were not invoiced to SMF and ii) the amount put into the SBS payroll accounts including the payments for the amounts due to SBS for the independent contractors (“IC’s”) (which, following the 2017 methodology of the SBS controller, includes both the net amount to be paid by SBS to the IC’s and the amount to be withheld by SBS from the payments to the IC’s for workman’s compensation and liability insurance) plus the mark-up of 2.9638% to SBS for 2018. Rehmann Robison will use the parameters identified in Schedule 3(c) hereto. To the extent Rehmann Robison determines that any such net allowable reimbursable expenses were not paid and are still owed to SBS ("Proven Unpaid AR"), the Parties will accept the determination of Rehmann Robison as final and binding. SMF will pay the Proven Unpaid A/R, if any, to SBS.

d)

The Parties agree that the SGRP Parties have and had no responsibility to fund any Affinity assessment, security deposit, premium or other amount respecting any SBS Affinity insurance coverages after November 30, 2014 ("Affinity Amounts") other than any amounts already paid.

4.     Conditions to Effectiveness. Except as to Section 1(a), 1(b), and 1(c) of this Agreement, the Parties’ agreements as embodied and set forth in this Agreement shall be subject to the satisfaction (or waiver, in accordance with the terms hereof) of the following conditions (the date of the satisfaction and/or waiver in writing of the conditions stated herein shall be defined as the “Effective Date”):

a)     The Bankruptcy Court shall have issued and entered the Approval Order (or such other order of the Bankruptcy Court as may be in form and substance reasonably acceptable to SBS Parties and the SGRP Parties), which shall not be the subject of a stay.

5.     Representations and Warranties. Each Party represents and warrants to the other Party that the following statements are true and correct with respect to such Party as of the date hereof and as of the Effective Date:

a)     Power, Authority and Authorization. Subject to the entry of the Approval Order (in the case of SBS), each Party has the requisite power and corporate, limited liability company, limited partnership or similar authority to enter into this Agreement and perform all of the obligations under this Agreement, and the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate, limited liability company, limited partnership or similar action on the part of such Party, and the person executing this Agreement on behalf of such Party is duly authorized to do so and thereby bind that Party.

b)     No Conflicts. Subject to the entry of the Approval Order (in the case of SBS), the execution, delivery and performance of this Agreement by such Party does not and shall not (i) violate any provision of law, rule or regulation applicable to it or its organizational documents or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligations to which it is a party or under its organizational documents.

c)     Binding Obligation. Subject to the entry of the Approval Order (in the case of SBS), this Agreement is a legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both foreign and domestic, relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

d)     No Transfer of Claims. Subject to the entry of the Approval Order (in the case of SBS), it has not transferred, sold or assigned any claims described in this agreement to be released by it under this agreement.

e)     Ownership. SBS, LLC owns all of the shares of and other equity interests in SBS. Robert G. Brown owns all of the membership interests of and other equity interests in SBS, LLC.

6.     Incorporation into Plans of Reorganization. This Agreement shall be incorporated in all plans of reorganization proposed or supported by any of the SBS Parties in the Reorganization Case.

7.     Effect of Conversion or Dismissal. Provided that the Approval Order has been entered, any order converting to another chapter of the bankruptcy code or dismissing the Reorganization Case shall expressly provide that the Approval Order survives such conversion or dismissal.

8.     Further Assurances. From and after the Execution Date, each Party shall act reasonably and in good faith to (a) seek entry by the Bankruptcy Court of the Approval Order and any other required approvals by the Bankruptcy Court of this Agreement and the transactions contemplated hereby, and (b) take all actions necessary to consummate this Agreement and the transactions contemplated hereby in accordance with its terms and to promptly execute and deliver any and all such further instruments and documents and to take all such further actions as may be reasonably required by the Parties to effectuate the terms and conditions of this Agreement and the Approval Order (or such other order of the Bankruptcy Court as may be in form and substance acceptable to each of the Parties), before or after the Effective Date; provided, however, no such instrument, document or other action need be executed, delivered or taken if it imposes any material liability or obligation on any Party not expressly contemplated by this Agreement.

9.     Miscellaneous.

a)     No Waiver. Each of the Parties hereto acknowledges and agrees that neither (i) a Party’s executing and delivering of this Agreement, or (ii) any omission or delay in the exercise of any one or more of such Party’s remedies under contract or applicable law shall operate as a waiver of any of its rights or remedies, it being expressly understood and agreed that any such waiver(s) may only occur in accordance with the terms of a written document executed and delivered by the Parties hereto.

b)     Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

c)     No Modification; Amendment. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the SBS Parties and the SGRP Parties shall be effective unless executed in writing by the Party to be charged with such modification, amendment and waiver.

d)     Governing Law. All rights and obligations under this Agreement, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the internal laws of the State of Nevada and without regard to any provision thereof that would defer to the substantive laws of any other jurisdiction.

e)     No Third-Party Beneficiaries. No person other than a Party hereto is intended to be a beneficiary hereof, and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement; provided, however, upon entry of the Approval Order and the occurrence of the Effective Date the provisions of this Agreement may be relied upon by Debtor’s estate, the SGRP Released Parties, and the SBS Released Parties.

f)     Counterparts. It is the intention of the Parties hereto that this Agreement and any amendment may be executed in any number of counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), and by the different Parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

g)     Advice of Counsel. Each Party represents and warrants that (1) it has, in fact, reviewed this entire Agreement and its exhibit, including each and every one of its terms, conditions, provisions, and limitations, with independent counsel of its own choosing; (2) it has been fully and completely advised of its rights in connection with entering into this Agreement; and (3) it voluntarily, knowingly, and without duress enters into this Agreement as a complete, final, and binding resolution of the matters that are the subject of this Agreement.

h)     Construction. This Agreement shall be interpreted in accordance with the fair meaning of its language and to implement the intent of the Parties. No Party or its attorneys shall be deemed to be the drafter of this Agreement for purposes of interpreting or construing any of the provisions of this Agreement. Without limiting the foregoing, no statutory or other rule of interpretation shall be used based on the identity, or supposed identity, of the drafter of this Agreement.

i)     Titles and Captions. The Parties have inserted the section titles in this Agreement only as a matter of convenience and for reference, and the section titles in no way define, limit, extend, or describe the scope of this Agreement or the intent of the Parties in including any particular provision in this Agreement.

j)     Disputes; Submission to Jurisdiction. In the event that there is a dispute or breach of the terms of this Agreement, each Party consents and submits to the exclusive jurisdiction of the Bankruptcy Court for the adjudication of such disputes, for so long as the Reorganization Case remains pending, and thereafter, such dispute shall be brought exclusively in courts located in Clark County, Nevada.

k)     Notices. Any demand upon or notice to any Party may give shall be effective when delivered by hand, mail or overnight courier, to the following addresses:

If to SPAR Business Services, Inc.

To:

7711 Military Trail West, Ste. 1000

West Palm Beach, FL 33410

With copy to:

Matthew C. Zirzow, Esq.

Larson Zirzow Kaplan

850 E. Bonneville Ave.

Las Vegas, NV 89101

If to SBS, LLC

To:

3773 Howard Hughes Pkwy., Ste. 500S

Las Vegas, NV 89169-6014

If to SPAR Marketing Force, Inc., SPAR Assembly & Installation f/k/a Spar National Assembly Services, Inc. or SPAR Group, Inc.

To:         Lawrence David Swift, Esq.

90 Highland Lane

Irvington, NY 10533

With copy to:

William M. Noall, Esq.

Garman Turner Gordon LLP

650 White Drive, Suite 100

Las Vegas, NV 89119

l)     Successors and Assigns. This Agreement shall be binding upon each Party their respective successors, assigns and legal representatives, and shall inure to the benefit of and be enforceable by each Party and its successors, assigns and legal representatives. No Party shall assign this Agreement or any of its rights or obligations hereunder without the written consent of the other Party.

m)     No Other Promises. Each Party acknowledges and agrees that, in entering into this Agreement, it has not directly or indirectly received or acted or relied upon any representation, warranty, promise, assurance or other agreement, understanding or information (whether written, electronic, oral, express, implied or otherwise) from or on behalf of the other Party, any of its subsidiaries or affiliates, or any of their respective directors (whether individually or as a chairman, board or committee), officers, employees or other representatives, respecting any of the matters contained in this Agreement, and the provisions expressly incorporated therein except for those expressly set forth therein.

n)     Entire Agreement. This Agreement, contains the entire agreement and understanding of the Parties and supersede and completely replace all prior and other representations, warranties, promises, assurances and other agreements, understandings and information (including any terms, offer, response or proposal), whether written, electronic, oral, express, implied or otherwise, from a Party or between them respecting the matters contained in this Agreement.

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[Signatures Appear Next Page]

WHEREFORE, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

SPAR BUSINESS SERVICES, INC. By: ________________________ Print: ________________________ Title: ________________________	SPAR GROUP, INC. By: ________________________ Print: ________________________ Title: ________________________
SBS, LLC, in its capacity as a direct or indirect owner or member By: ________________________ Print: ________________________ Title: ________________________	SPAR ASSEMBLY & INSTALLATION F/K/A SPAR NATIONAL ASSEMBLY SERVICES, INC. By: ________________________ Print: ________________________ Title: ________________________
SPAR MARKETING FORCE, INC. By: ________________________ Print: ________________________ Title: ________________________

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